Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

MJ Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)		Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Shares of common stock $0.001 par value per share	457	(c)	7,000,000 (4)	$0.2695	$1,886,500	$0.0000927	$175
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A		N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts						$1,886,500		$175
	Total Fees Previously Paid								$175
	Total Fee Offsets								$0.0
	Net Fee Due								$0.0

(1)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales price of the Registrant’s common stock as reported by the OTCQB Marketplace on July 29, 2022. The shares offered hereunder may be sold by the Selling Shareholders from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	Previously paid. The fee is calculated by multiplying the aggregate offering amount by 0.0000927 pursuant to Section 6(b) of the Securities Act.

(4)	This Registration Statement covers the resale by our selling shareholders of up to 7,000,000 shares of common stock previously issued to such selling shareholders.